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                                                                 Exhibit 10 (a).


                   INDEPENDENT AUDITORS' CONSENT



       We consent to the use in this Post-effective Amendment No. 4 to Registration Statement No. 33-19765 on Form N-4 of Sun Life (N.Y.) Variable Account B of our report dated February 7, 1997 accompanying the financial statements of Sun Life (N.Y.) Variable Account B and our report dated February 3, 1997 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Condensed Financial Information - Accumulation Unit Values" appearing in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 23, 1997